CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Fonix Corporation, of our report dated March 4, 1996, relating to the financial statements of Fonix Corporation for the period from the date of inception on October 1, 1993 through December 31, 1995, which financial statements are not seperately presented herein.





  /s/
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PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
February 10, 2000